950 Seventeenth Street     Telephone 303 893 8100
                              Suite 2500
                              Denver, CO  80202


             Price Waterhouse LLP



                                                                 Exhibit No. 15



November 27, 1996





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549




         We are aware that M.D.C. Holdings, Inc. has included our report dated April 24, 1996 (issued pursuant to the provisions of Statement on Auditing
Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-3 to be filed on or about November 27, 1996. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



/s/Price Waterhouse LLP
------------------------
Price Waterhouse LLP